Exhibit 10.1
EXECUTION VERSION
     This SECOND AMENDMENT TO THE INVESTMENT AGREEMENT, dated as of June 26, 2008 and effective as of April 20, 2008 (this “Amendment”), by and between NATIONAL CITY CORPORATION, a Delaware corporation (the “Company”) and CORSAIR NC CO‑INVEST, L.P., a Delaware limited partnership (“Purchaser”, and together with the Company, the “Amending Parties”).
WITNESSETH:
     WHEREAS, the Amending Parties entered into that certain Investment Agreement, dated as of April 20, 2008, as amended by that certain First Amendment to the Investment Agreement, dated as of May 2, 2008 (the “Original Agreement”);
     WHEREAS, Section 6.3 of the Original Agreement permits the Original Agreement to be amended by a written instrument signed by an officer or a duly authorized representative of each of the Amending Parties; and
     WHEREAS, the Amending Parties now desire to amend the Original Agreement and, as and to the extent provided in Section 10 of this Second Amendment, the warrant to purchase 36,750,000 shares of the Company’s common stock, issued to Purchaser on May 2, 2008 (for purposes of Section 10 of this Amendment only, the “Warrant”), each as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the Amending Parties agree as follows:
     1. The cross reference table of defined terms shall be amended to read as set forth in Annex 1.
     2. Section 4.2(a) of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “(a) Restrictions on Transfer. Except as otherwise permitted in this Agreement, Purchaser will not transfer, sell, assign or otherwise dispose of (“Transfer”) any Securities acquired pursuant to this Agreement, except as follows: (1) following the date that is eighteen months from the Closing Date, Purchaser may Transfer any or all of the Securities owned by Purchaser from time to time; and (2) if the approval by the Company’s stockholders of the Stockholder Proposals shall not have been obtained by the date that is six months from the Closing Date, Purchaser may Transfer (A) 50% of the Convertible Preferred Stock and the Warrant owned by Purchaser during the six-month period commencing on such date and (B) the remaining 50% of the Convertible Preferred Stock and the Warrant owned by Purchaser commencing on the first anniversary of the Closing Date; provided that, except for Transfers pursuant to Rule 144 under the Securities Act or a registered underwritten offering, Purchaser must reasonably believe that any transferee in any such Transfer would not own more than 4.9% of the Common Stock of the Company after such Transfer unless such Securities are being transferred to a person Purchaser reasonably believes would upon such purchase be eligible to file a Schedule 13G in respect thereof. For the avoidance of doubt, the Transfer restrictions set forth in this Section 4.2(a) shall terminate and be of no further force or effect on the date that is eighteen months following the Closing Date.”
     3. Section 4.2(b)(1) of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “(1) Transfers to (A) any Affiliate of Purchaser under common control with Purchaser’s ultimate parent, general partner or investment advisor (any such transferee shall be included in the term “Purchaser”), (B) any limited partner or shareholder of Purchaser, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement or (C) as provided in Section 4.2(b) of the Company’s Disclosure Schedule.”
     4. Section 4.2(b)(3) of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “(3) In the event that, as a result of (A) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by Purchaser or (B) any change in the amount of Securities held by Purchaser resulting from the adjustment or exchange provisions or other terms of the Securities, Purchaser reasonably determines, based on the advice of legal counsel and following consultation with the Company and, if the Company reasonably so requests, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), that unless it disposes of all or a portion of its Securities, it or any of its Affiliates could reasonably be deemed to “control” the Company for purposes of the BHC Act or any rules or regulations promulgated thereunder (or any successor provision), then Purchaser shall be permitted to Transfer the portion of the Securities reasonably necessary to avoid such control determination (provided that any such Transfer may only be made in the manner described in the proviso to Section 4.2(a)) or, alternatively and at Purchaser’s option, exchange its Securities for shares of Substitute Preferred Stock (or, if the Company elects to issue Substitute Preferred Stock in the form of depositary             shares for Substitute Preferred Stock, for such depositary shares) that on an “as converted” basis represent the same number of shares of Common Stock as the Securities proposed by the Purchaser to be exchanged.”
     5. Section 4.3(a) of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “(a) The Company will promptly cause one person nominated by Purchaser (the “Board Representative”) to be elected or appointed to the Board of Directors, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Company’s Nominating and Board of Directors Governance Committee (“Governance Committee”) (such approval not to be unreasonably withheld or delayed). After such appointment, so long as Purchaser holds at least 30,000,000 shares of Common Stock (including for this purpose shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and any Substitute Preferred Stock) (as adjusted from time to time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), the Company will be required to recommend to its stockholders the election of the Board Representative at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee (such approval not to be unreasonably withheld or delayed), to the Board of Directors. If Purchaser no longer holds the minimum number of Securities specified in the prior sentence, Purchaser will have no further rights under Sections 4.3(a) through 4.3(c) and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter. At the option of the Board Representative, the Board of Directors shall cause the Board Representative to be appointed to the Compensation and Organization Committee of the Board of Directors (or any successor committee thereto), so long as the Board Representative qualifies to serve on such committee under the applicable rules of the NYSE and the Company’s corporate governance guidelines and the charter of such committee; provided that in the event the Company reasonably determines that the Board Representative is not so qualified pursuant to such rules, guidelines or charter then, at the option of the Board Representative, the Board of Directors shall cause the Board Representative to be appointed to the Governance Committee (or any successor committee thereto, or such other committee as is mutually agreed by Purchaser and the Board of Directors), in each case subject to any such qualifications.”
     6. Section 4.9(c)(12) of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “(12) Cause all such Registrable Securities (other than Convertible Preferred Stock and, if it does not satisfy applicable listing requirements, the Warrant (or any successor warrant)) to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities (other than Convertible Preferred Stock and, if it does not satisfy applicable listing requirements, the Warrant (or any successor warrant)) to be listed on the New York Stock Exchange or the NASDAQ Stock Market, as determined by the Company.”
     7. Section 4.9(l)(4) of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “(4) “Registrable Securities” means the Securities, the Substitute Preferred Stock, the other class of preferred stock of the Company described in Section 4.12(d)(ii) and the shares of Common Stock into which the Substitute Preferred Stock or such other class of preferred stock is convertible (and any shares of capital stock or other equity interests issued or issuable to any Holder with respect to such Securities, the Substitute Preferred Stock, the other class of preferred stock of the Company described in Section 4.12(d)(ii) and the shares of Common Stock into which the Substitute Preferred Stock or such other class of preferred stock is convertible by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger or other reorganization), provided that, once issued, such Securities, the Substitute Preferred Stock, the other class of preferred stock of the Company described in Section 4.12(d)(ii) and the shares of Common Stock into which the Substitute Preferred Stock and such other class of preferred stock is convertible will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.”
     8. Section 4.11 of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “4.11 Reset.
     (a) If, from the date hereof until the earlier of the (i) Net Income Drop Away Date and (ii) third anniversary of the Closing Date:
     (1) the Company issues or sells, or agrees to issue or sell, in one or more transactions, more than an aggregate of $300,000,000 of Common Stock (or other securities that are convertible into or exchangeable or exercisable for, or are otherwise linked to, Common Stock) (excluding up to an aggregate of $25,000,000 of Common Stock or other equity securities and/or options or other rights in respect thereof to be offered to directors, employees or consultants of the Company or its direct or indirect Subsidiaries pursuant to employee benefit plans, employment agreements or other customary compensatory plans or arrangements) at a purchase (or reference, implied, conversion, exchange or comparable) price (the “New Issuance Price”) per share less than the Reference Purchase Price (a “Reset Issuance”), or
     (2) there occurs any Fundamental Change in which the Underlying Security Price (together with the New Issuance Price, the “Reset Price”) is less than the Reference Purchase Price (a “Triggering Fundamental Change” and, together with a Reset Issuance, a “Reset Event”), then, on the earlier of (A) the second business day after the closing of any Reset Issuance and (B) the date of the occurrence of a Triggering Fundamental Change (or, if later, on the second business day following the later of (x) the determination of the Market Price of a share of Common Stock specified below in this Section 4.11 and (y) the stockholder approval specified below in this Section 4.11, if and as applicable), the Company shall make a payment (but only by delivering shares of Common Stock or, as provided in and subject to Section 4.12, shares of Substitute Preferred Stock or shares of such other class of preferred stock as is described in Section 4.12(d)(ii)) to Purchaser (the “Reset Payment”) equal to the product of (i) an amount equal to the (x) Reference Purchase Price minus the greater of (1) $2.50 and (2) the Reset Price, divided by (y) the Reference

Purchase Price and (ii) the Reset Purchase Price, grossed up as required to compensate Purchaser for any diminution in value in the Securities resulting from such Reset Payment. Subject to the provisions of Section 4.12, any such Reset Payment shall be paid by delivering to Purchaser shares of Common Stock valued at the lower of the Market Price of a share of Common Stock as of (x) the last trading day prior to the date on which this payment occurs or (y) the first date of the public announcement of the Reset Issuance or the Preliminary Fundamental Change that resulted in a Triggering Fundamental Change (provided that, if a Reset Payment becomes due before the Company obtains the approval by the Company’s stockholders of the Stockholder Proposals, (i) the Company shall, at its election, have a reasonable period of time in which to seek such approvals and the Company’s payment obligation pursuant hereto shall be postponed during such reasonable period of time and (ii) if after the lapse of such reasonable period of time the Company has not obtained such approvals, upon request of Purchaser, the Company shall deliver to Purchaser such number of             shares of Substitute Preferred Stock as may be required to satisfy the Company’s remaining obligations under this Section 4.11).
     (b) For purposes of this Section 4.11 and Section 4.12:
     (1) “Fundamental Change” has the meaning set forth in the Warrant Certificate.
     (2) “Market Price” has the meaning set forth in the Warrant Certificate.
     (3) “Net Income Drop Away Date” means the second anniversary of the Closing Date; provided, however, that the Net Income Drop Away Date will only apply if the Company reports positive net income for its fiscal year ended December 31, 2009 in the financial statements included in its Annual Report on Form 10-K for the fiscal year ending December 31, 2009, excluding the effect of (i) accounting changes resulting from changes, after the date hereof, in GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (ii) goodwill writedowns, (iii) income from direct or indirect dispositions of any of its equity interest in Visa Inc., (iv) income from dispositions of any of the assets of or interests in the Company’s leasing business owned as of the date of this Agreement (including its commercial equipment and automobile leasing businesses, but excluding (x) such income of up to $15 million from periodic sales of less than all or substantially all of the assets of such leasing business or (y) such income from periodic sales of less than an aggregate of 50% of the Company’s interests held as of the date hereof in such leasing business), and (v) losses on loan sales of up to $100,000,000 (in the aggregate), in each case calculated in accordance with GAAP applied on a consistent basis during such period.
     (4) “Preliminary Fundamental Change” has the meaning set forth in the Warrant Certificate.

     (5) “Reference Purchase Price” shall, solely for purposes of this Section 4.11 and Section 4.12, be appropriately adjusted to take into account any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Common Stock.
     (6) “Reset Purchase Price” means the product of (i) the Purchase Price (including (1) if the Warrant has been exercised by Purchaser prior to such date, the aggregate exercise price paid by Purchaser for the Warrant shares and (2) if the Warrant has been exchanged for Convertible Preferred Stock by Purchaser prior to such date, the value of the Warrant as calculated pursuant to the terms of the Warrant) and (ii) a fraction, the numerator of which is the number of shares of Common Stock acquired by Purchaser pursuant to this Agreement and upon exercise of the Warrant and held by Purchaser on the date of closing of such Reset Issuance or the date of the occurrence of a Triggering Fundamental Change, as applicable (assuming conversion of all shares of Convertible Preferred Stock (including any shares of Convertible Preferred Stock actually issued in exchange of the Warrant) and the denominator of which is the number of shares of Common Stock acquired by Purchaser pursuant to this Agreement (assuming conversion of all shares of Convertible Preferred Stock (including any shares of Convertible Preferred Stock actually issued in exchange of the Warrant) and including all shares of Common Stock actually acquired upon exercise of the Warrant), in each case in this clause (ii), as adjusted from time to time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization.
     (7) “Substitute Preferred Stock” means a series of the Company’s Preferred Stock, without par value, that (as to each share) shall (i) be entitled to non-cumulative dividends, to be declared and paid on the dates and in the amounts that dividends are declared and paid on Common Stock on an “as converted” basis (that is, on the number of shares of Common Stock into which one share of Substitute Preferred Stock is convertible); (ii) (x) have a liquidation preference per share such that the aggregate liquidation preference of shares of Substitute Preferred Stock delivered in connection with (A) a Reset Payment is equal to the related Reset Payment and (B) exercise of the Warrant is equal to the related Exercise Price (as defined in the Warrant), in each case rounded upwards to the nearest $100,000 if the Reset Payment is not evenly divisible by $100,000 and (y) provide that each holder at its election may choose on a liquidation of the Company to receive either such liquidation preference or to share with the Common Stock on a parity basis (determined for the Substitute Preferred Stock on an “as converted” basis), but not both; (iii) not be redeemable (and, accordingly, shall be perpetual); (iv) have no voting rights except for those permitted by the Federal Reserve’s Regulation Y that would not result in the Substitute Preferred Stock being treated as voting securities; and (v) be convertible into shares of Common Stock on a share-for-share basis determined as of the date of issuance, subject to customary anti-dilution adjustments and subject to Section 4.12(d) (as applicable), but at (and only at) such time as (x) Purchaser (1) does not own, and is not deemed for applicable bank regulatory purposes to own, 10% or more of the total number of any class of voting securities of the Company (excluding, for this purpose, any reductions in such ownership resulting from transfers by Purchaser of voting securities of the Company to third parties, to the extent such transfers occurred when Purchaser was a Covered Owner), and then only to the extent that such conversion would not result in Purchaser owning or being deemed for applicable bank regulatory purposes to own 10% or more of the total number of any class of voting securities of the Company, or (2) transfers such shares of Substitute Preferred Stock (A) in a widely distributed public offering, (B) to a person that is acquiring at least a majority of the voting securities of the Company (not including voting securities such person is acquiring from Purchaser) or (C) to persons that Purchaser reasonably believes would not own for applicable bank regulatory purposes more than 2% of the Common Stock or any class of the Company’s voting securities after such transfer, and upon any such transfer such shares of Substitute Preferred Stock shall be immediately convertible into such shares of Common Stock by the transferee, and (y) the Company has obtained the Stockholder Approvals (it being understood and agreed that the limitation on conversion in (A) sub-clause (x) of this clause (v) applies only to the extent the Company is delivering Substitute Preferred Stock because of the provisions in Section 4.12(a)(i) and (B) sub-clause (y) of this clause (v) applies only to the extent the Company is delivering Substitute Preferred Stock because of the proviso at the end of Section 4.11(a)). If the Company elects to issue in satisfaction of its obligations under this Section 4.11 or Section 4.12 depositary shares for Substitute Preferred Stock instead of shares of Substitute Preferred Stock directly (for example, depositary shares each representing a 1/100th interest in a share of Substitute Preferred Stock, with each share of Substitute Preferred Stock having entitlements as to dividends and upon liquidation corresponding to 100 shares of Common Stock, and convertible into 100 shares of Common Stock), then the provisions of this Section 4.11 with respect to Substitute Preferred Stock shall be read mutatis mutandis to give effect to the issuance of depositary shares.
     (8) “Underlying Security Price” has the meaning set forth in Exhibit A to the Warrant Certificate.
     (c) Any such Reset Payment shall be treated by the parties as an adjustment to the Purchase Price for the shares of Common Stock, Convertible Preferred Stock and/or Warrant, as relevant.”
     9. A new Section 4.12 shall be added to the Original Agreement reading as follows:
     “4.12 Limitations on Ownership of Voting Securities and Related Transfer Restrictions and Issuance Caps.
     (a) In the event that the delivery to Purchaser of shares of Common Stock in respect of all or any portion of a Reset Payment pursuant to Section 4.11 or upon exercise of the Warrant would result in Purchaser owning or being deemed for applicable bank regulatory purposes to own 10% or more of the total number of any class of voting securities of the Company (or the surviving corporation resulting from a Triggering Fundamental Change) then outstanding ((x) including the Substitute Preferred Stock for this purpose with Common Stock on an “as converted” basis but (y) excluding, for this purpose, any reductions in such ownership resulting from transfers by Purchaser of voting securities of the Company (which, for the avoidance of doubt, does not include Substitute Preferred Stock) to third parties to the extent such transfers occurred at a time when Purchaser was otherwise a Covered Owner) (a “Covered Owner”), then:
     (i) the Company shall instead (x) pay such Reset Payment (or portion thereof) due Purchaser or (y) perform its obligation to deliver certificates for Shares (as defined in the Warrant) pursuant to Section 4 of the Warrant, as applicable, by delivering to Purchaser certificates for shares of Substitute Preferred Stock; and
     (ii) if Purchaser transfers Warrants during a period when the Purchaser is a Covered Owner, then, unless the Federal Reserve shall have issued a written determination, satisfactory to Purchaser in its reasonable good faith judgment, that none of Purchaser, its general partner or any of their respective Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve) (together, the “Affiliated Purchaser Entities”) would, following the delivery of securities as contemplated by Section 4.11, this Section 4.12 and/or the Warrant, as applicable, be deemed to “control” the Company or any of its Subsidiaries after the Closing for purposes of Sections 3 or 4 of the BHC Act, the Purchaser shall make such transfers (A) in a widely distributed public offering, (B) to a person that is acquiring at least a majority of the voting securities of the Company (not including voting securities such person is acquiring from Purchaser) or (C) to persons that Purchaser reasonably believes would not own for applicable bank regulatory purposes more than 2% of the Common Stock or any class of the Company’s voting securities after such transfer.
     (b) In the event that Substitute Preferred Stock (and/or such other class of preferred stock described in Section 4.12(d)(ii)) is to be issued in accordance with this Agreement, the Company shall take all actions necessary to authorize, create and issue such series of Substitute Preferred Stock (and/or such other class of preferred stock described in Section 4.12(d)(ii)) having terms consistent with this Agreement and otherwise reasonably acceptable to Purchaser in all respects. The number of shares of Substitute Preferred Stock (or depositary shares for Substitute Preferred Stock, if applicable) to be delivered pursuant to this Section 4.12 shall be determined on an “as converted” basis, with the value of each share of underlying Common Stock determined in the manner provided for in Section 4.11(a) for purposes of delivery of shares of Substitute Preferred Stock (and/or such other class of preferred stock described in Section 4.12(d)(ii)) pursuant to Section 4.12(a).

     (c) Notwithstanding the foregoing or any other provision of this Agreement or the Warrant, the Company shall not be required to deliver shares of Common Stock or Substitute Preferred Stock to Purchaser in respect of any Reset Payment or upon exercise of any Warrant solely to the extent such delivery would result in the Affiliated Purchaser Entities owning or being deemed for applicable bank regulatory purposes to own 25% or more of any class of voting securities of the Company (including the Substitute Preferred Stock for this purpose with Common Stock on an “as converted” basis).
     (d) Notwithstanding any other provision of this Agreement or of the Warrant:
     (i) The Company shall not be obligated or permitted to issue shares of Common Stock in satisfaction of the Share Cap Obligations in an amount in excess of the Share Cap Amount.
     (ii) If the Share Cap Amount operates to limit the number of shares of Common Stock issuable by the Company to Purchaser and one or more Other Purchasers under the Share Cap Obligations on any date, then the Company shall satisfy its obligations to Purchaser and such Other Purchasers by issuing (x) shares of Common Stock on a pro rata basis to Purchaser and such Other Purchasers, up to the available remaining unused portion of the Share Cap Amount, and (y) to the extent after giving effect to clause (x) the Company has remaining unsatisfied Share Cap Obligations, by delivering             shares of a new class of non-cumulative perpetual preferred stock (which may be in the form of depositary shares) that have the same terms as the Substitute Preferred Stock (except that the (A) limitations on conversion in sub-clauses (x) and (y) of clause (v) of the first sentence of the definition of the term “Substitute Preferred Stock” shall apply only as and when required as set forth in the parenthetical clause at the end of such sentence and (B) such shares will include an additional term providing that such shares may not be converted into Common Stock unless and until the Company gives notice to the holder that it has reserved for issuance upon conversion the necessary number of shares of Common Stock from its authorized and unissued shares).
     “Share Cap Amount” initially means zero shares of Common Stock and, from and after approval of the Stockholder Proposal provided for in Section 3.1(b)(B), means 1,200,000,000 shares of Common Stock (as adjusted from time-to-time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or otherwise changes in the Company’s capitalization), including treasury stock. If the then current Share Cap Amount has been reached, or it is reasonably likely that such Share Cap Amount will be reached, by issuance of             shares of Common Stock pursuant to the Share Cap Obligations, subject to the remaining provisions of this paragraph, the Company shall use reasonable best efforts to further increase the Share Cap Amount but only to the extent that the Company can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of Common Stock. If the Company cannot increase the Share Cap Amount pursuant to the preceding sentence to a number sufficient to enable it to meet its obligations in full under this Agreement and the Warrant (notwithstanding Section 4.12(d)(i)), then the Company shall use reasonable best efforts to take all action necessary to submit a proposal to its stockholders to approve an increase of the number of authorized shares of Common Stock to at least the number necessary to issue Common Stock in full compliance with this Agreement and the Warrant (notwithstanding Section 4.12(d)(i)), recommend to the Company’s stockholders that such stockholders vote in favor of such proposal, call and convene a special meeting of its stockholders as promptly as practicable to vote on such proposal, promptly prepare, file with the SEC and distribute to its stockholders all necessary proxy and related materials in connection with such meeting, and shall use its reasonable best efforts to solicit proxies for such stockholder approval. In the event that the approval of such proposal is not obtained at such special stockholders meeting, the Company shall include a proposal to approve such increase in the authorized number of shares of Common Stock at a meeting of its stockholders no less than once in each subsequent six-month period following the date of such initial meeting. Following receipt of approval of the Company’s stockholders of such proposal, the Share Cap Amount shall be increased to the fullest extent permissible in light of the increased number of shares of Common Stock.
     “Share Cap Obligations” means the obligations of the Company, taken together, to issue additional shares of Common Stock (i) to Purchaser and its permitted transferees pursuant to Section 4.11 or upon exercise of Warrants held by Purchaser or transferees of such Warrants, (ii) to other purchasers or their permitted transferees (“Other Purchasers”) under Investment Agreements, each dated as of April 20, 2008 (as amended through June 26, 2008 (on such terms as have been disclosed to Purchaser), the “Other Investment Agreements”), pursuant to provisions in the Other Investment Agreements corresponding to Section 4.11 and this Section 4.12 or upon exercise of Warrants held by an Other Purchaser or by a transferee of such Warrants, or (iii) upon conversion of Substitute Preferred Stock (but in the case of Warrants referred to in clause (i) and (ii), only to the extent the number of shares of Common Stock for which the Warrants may be exercised or deliverable under the Warrants is increased by reason of Section 13 or 14 of such Warrants).
     (e) Notwithstanding any other provision of this Agreement or the Warrant (other than Section 3.1(e) of this Agreement and with respect to the Securities delivered hereunder or upon transfer thereof on the Closing Date, for which it is acknowledged and agreed, for the avoidance of doubt, that this Section 4.12(e) shall not apply), the Company shall not be obligated or permitted to issue more than 53,401 shares in the aggregate, under all provisions of this Agreement and the Warrant taken together, of Convertible Preferred Stock, Substitute Preferred Stock, the other class of preferred stock described in Section 4.12(d)(ii)

of this Agreement, or any class of preferred stock of the Company delivered pursuant to Section 14 of the Warrant (collectively, “preferred stock”), including without limitation under Section 4.11 or 4.12 of this Agreement or under Section 3, 14 or 15 of the Warrant, taken together. The limitation in this Section 4.12(e) applies in the aggregate to Corsair NC Co-Invest, L.P. and all of its transferees under this Agreement or the Warrant in accordance with the terms thereof. Subject to the limitation of Section 15 of the Warrant on the use of depositary shares, the Company, in satisfaction of its obligation to issue preferred stock under any provision of this Agreement or the Warrant, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Company and Purchaser shall mutually agree. The Company agrees to act in good faith and coordinate with Purchaser its decisions with respect to issuances of (x) depositary shares evidencing undivided beneficial interests in preferred stock, on the one hand, versus (y) direct issuances of shares of preferred stock, on the other hand, with the objective of maintaining sufficient authorized and unissued shares of preferred stock within the 53,401 share limitation provided for in this Section 4.12(e) to enable the Company to satisfy all its future obligations under this Agreement and the Warrant.
     10. Purchaser and the Company hereby agree that the Warrant is amended as follows (and the Company agrees, if Purchaser so requests, to issue to Purchaser a new Warrant incorporating the amendments provided below promptly after surrender by Purchaser to the Company of the existing Warrant as issued on May 2, 2008):
     (a) The definition of the term “Investment Agreement” in Section 1 of the warrant shall be stricken in its entirety and replaced with the following:
     “‘Investment Agreement’ means the Investment Agreement, dated as of April 20, 2008, as amended from time to time, between the Company and Corsair NC Co-Invest, L.P., including all schedules and exhibits thereto.”
     (b) Section 13(A)(i) of the Warrant shall be stricken in its entirety and replaced with the following:
     “(i) If, from the date hereof and prior to the earlier of (x) the third anniversary of the date hereof, and (y) the Net Income Drop Away Date, (A) the Company issues or sells, or agrees to issue or sell, in the aggregate more than $300 million of Common Stock (or other securities that are convertible into or exchangeable or exercisable for, or are otherwise linked to, Common Stock) other than Excluded Stock at a purchase (or reference, implied, conversion, exchange or comparable) price (the “New Issuance Price”) per share less than the Applicable Price (a “Reset Issuance”), or (B) there occurs any Fundamental Change in which the Underlying Security Price (the greater of (x) $2.50 and (y) the New Issuance Price or the Underlying Security Price, as applicable, is referred to as the “Reset Price”) is less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the Reset Price. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(A)(i).”
     (c) A new sentence is added at the end of Section 14 of the Warrant reading as follows:
“For the avoidance of doubt, it is understood and agreed that (i) the reference to ‘equity securities’ in this Section 14 includes preferred stock and (ii), if the Company were to elect to issue preferred stock in satisfaction of its obligations under this Section 14, it could do so in the form of depositary shares for one or more shares of preferred stock as determined by it in its discretion but subject to Section 4.12(e) of the Investment Agreement.”
     (d) A new sentence is added at the end of Section 15 of the Warrant reading as follows:
“It is understood and agreed that, in lieu of delivering shares of Convertible Preferred Stock pursuant to this Section 15, the Company may deliver depositary shares for shares of a new series of preferred stock having rights, preferences and privileges identical to the Convertible Preferred Stock; provided, however, that, unless otherwise agreed in writing by Purchaser, the Company may deliver depositary shares as provided in this sentence only if the Company’s certificate of incorporation has theretofore been amended to permit shares of preferred stock to be voted in proportion to their respective liquidation preferences so that the voting rights of a holder of a single depositary share for such new series of preferred stock shall be substantially identical to the voting rights of a holder of a single share of Convertible Preferred Stock.”
     (e) A new Section 15A is added to the Warrant immediately following Section 15 of the Warrant, reading as follows:
     “15A. Limitation on Issuance Obligations. This Warrant (which, for the avoidance of doubt, includes all successor Warrants issued from and after May 3, 2008 under Section 8, 9 or 10 of this Warrant or any predecessor or successor Warrant issued from and after May 3, 2008, taken together) is subject to Section 4.12 of the Investment Agreement.”
     11. Section 6.2 of the Original Agreement shall be stricken in its entirety and replaced with the following:
     “6.2 Expenses. Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except that the Company shall bear and upon Corsair Capital, LLC’s (“Corsair”) request, reimburse Corsair for all of its reasonable out-of-pocket expenses incurred in connection with due diligence, the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this Agreement (including fees and expenses of attorneys and accounting and financial advisers and HSR Act filing fees incurred by or on behalf of Corsair or its Affiliates in connection with the transactions contemplated pursuant to this Agreement), up to a maximum amount of $3,900,000.”
     12. Each party hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance to its terms.
     13. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     14. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment.
     15. Except to the extent expressly amended by this Amendment, all terms of the Original Agreement shall remain in full force and effect without amendment, change or modification.
     16. All references in the Original Agreement to “this Agreement”, “the Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Original Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Original Agreement shall be deemed to mean and be a reference to the Original Agreement as amended by this Amendment.
     17. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Original Agreement.
[The following page is a signature page.]

     IN WITNESS WHEREOF, the Amending Parties have caused this Amendment to be signed as of the day and year first above written.

NATIONAL CITY CORPORATION

By:	/s/ Thomas A. Richlovsky

Name: Thomas A. Richlovsky
Title: Senior Vice President, Principal Accounting Officer

CORSAIR NC CO-INVEST, L.P.

By: Corsair NC Co-Invest GP, LLC, its general partner

By:	/s/ D. T. Ignacio Jayanti

Name: D. T. Ignacio Jayanti
Title: Authorized Person

Annex 1
INDEX OF DEFINED TERMS

Location of
Term	Definition
Affiliate	6.9(a)
Affiliated Purchaser Entities	4.12(a)
Agency	2.2(v)
Agreement	Preamble
Beneficially Own	4.1(f)
Beneficial Owner	4.1(f)
Benefit Plan	2.2(r)(1)
BHC Act	2.2(a)(1)
Board of Directors	2.2(d)(1)
Board Representative	4.3(a)
business day	6.9(e)
Capitalization Date	2.2(b)
CERCLA	2.2(u)
Certificate of Incorporation	Recitals
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.2(i)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)
Company Reports	2.2(g)(1)
Company Significant Agreement	2.2(l)
Company Significant Subsidiary	2.2(a)(2)
Company Subsidiary	2.2(a)(2)
Company 10-K	2.1(c)(2)(A)
Company’s knowledge	6.9(g)
control/controlled by/under common control with	6.9(a)
Convertible Preferred Stock	Recitals
Corsair	6.2
Covered Owner	4.12(a)
Delaware Secretary	Recitals
De Minimis Claim	4.7(e)
Disclosure Schedule	2.1(a)
Equity Commitment Letters	3.1(f)
ERISA	2.2(r)(1)
Exchange Act	2.2(g)(1)
Federal Reserve	4.2(b)(3)

i

Location of
Term	Definition
Fundamental Change	4.11(b)(1)
GAAP	2.1(b)
Governance Committee	4.3(a)
Governmental Entity	1.2(c)(1)(A)
herein/hereof/hereunder	6.9(d)
Holder	4.9(l)(1)
Holders’ Counsel	4.9(l)(2)
HSR Act	2.3(b)(3)
including/includes/included/include	6.9(c)
Indemnified Party	4.7(c)
Indemnifying Party	4.7(c)
Indemnitee	4.9(g)
Information	3.2(b)
Insurer	2.2(v)
Investors	3.1(f)
knowledge of the Company	6.9(g)
Liens	2.2(c)
Loan Investor	2.2(v)
Losses	4.7(a)
Market Price	4.11(b)(2)
Material	2.1(b)
Material Adverse Effect	2.1(b)
Net Income Drop Away Date	4.11(b)(3)
New Issuance Price	4.11(a)(1)
or	6.9(b)
Other Investment Agreements	4.12(c)
Other Purchasers	4.12(c)
Pending Underwritten Offering	4.9(m)
person	6.9(f)
Piggyback Registration	4.9(a)(4)
Pre-Closing Period	3.3
Preferred Stock Certificate of Designations	Recitals
Preliminary Fundamental Change	4.11(b)(4)
Previously Disclosed	2.1(c)
Purchase Price	1.2(b)(2)
Purchaser	Preamble
Qualifying Ownership Interest	3.2(a)
Reference Purchase Price	1.2(b)(1)(B) and 4.11(b)(5)
Register, registered and registration	4.9(l)(3)
Registrable Securities	4.9(l)(4)
Registration Expenses	4.9(l)(5)
Regulatory Agreement	2.2(t)
Reset Event	4.11(a)(2)

ii

Location of
Term	Definition
Reset Issuance	4.11(a)(1)
Reset Payment	4.11
Reset Price	4.11(a)(2)
Reset Purchase Price	4.11(b)(6)
Rule 144	4.9(l)(6)
Rule 159A	4.9(l)(6)
Rule 405	4.9(l)(6)
Rule 415	4.9(l)(6)
Scheduled Black-out Period	4.9(l)(7)
SEC	2.1(c)(2)(A)
Securities	Recitals
Securities Act	2.2(g)(1)
Selling Expenses	4.9(l)(8)
Share Cap Amount	4.12(d)
Share Cap Obligations	4.12(d)
Shelf Registration Statement	4.9(a)(2)
Significant Subsidiary	2.2(a)(2)
Special Registration	4.9(j)
Stockholder Proposals	3.1(b)
Subsidiary	2.2(a)(2)
Substitute Preferred Stock	4.11(b)(7)
Tax/Taxes	2.2(i)
Tax Return	2.2(i)
Threshold Amount	4.7(e)
Transfer	4.2(a)
Triggering Fundamental Change	4.11(a)(2)
Underlying Security Price	4.11(b)(8)
Voting Debt	2.2(b)
Voting Securities	4.1(f)
Warrant	Recitals

iii